Exhibit 99.1

FOR IMMEDIATE RELEASE
Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results

Company Provides Initial Outlook for Q1 and FY 2023

PROVO, Utah — Feb. 15, 2023 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced fourth quarter and full year 2022 results.

Executive Summary
Q4 2022 vs. Prior-year Quarter

Revenue:	$522.3 million; (22)% • (7)% FX impact or $(51) million
Earnings Per Share (EPS):
$1.15 or $0.89 excluding restructuring and impairment charges associated with the company’s strategic resource reallocation and a recent IRS - approved favorable tax method change, compared to $(0.18) or $1.11 excluding restructuring and impairment charges in Q4 2021

Customers:	1,147,124; (16)%
Paid Affiliates:	236,956; (13)%
Sales Leaders:	48,737; (21)%

Executive Summary
2022 vs. 2021

Revenue:	$2.23 billion; (17)% • (5)% FX impact or $(150) million
Earnings Per Share (EPS):	$2.07 or $2.90 excluding restructuring and impairment charges and a tax method change, compared to $2.86 or $4.14 excluding restructuring and impairment charges

“We made steady progress toward our Nu Vision 2025 strategy, despite persistent macro-economic challenges, which primarily included COVID-related disruptions in Mainland China, global inflation and foreign currency headwinds,” said Ryan Napierski, Nu Skin president and CEO. “We achieved several key milestones during 2022 including the introduction of our first connected device, ageLOC® LumiSpa® iO, further strengthening our position as the world’s leading beauty device system brand; the rollout of our Vera and Stela apps in all markets, which provide increased consumer and affiliate engagement; and steady advancements with our social commerce model. While we saw our sales channel contract primarily due to macroeconomic factors, we drove annual revenue growth of 4 percent in the U.S. and 2 percent in Southeast Asia/Pacific. Japan and Hong Kong/Taiwan also grew in constant currency, while reported revenue was down due to FX headwinds.

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 2
“Looking ahead, while the macro-environment remains uncertain, we expect it to steadily improve throughout the year. We remain confident in our Nu Vision 2025 strategy to help drive long-term growth and increase shareholder value, which we will update on our earnings call today. During the year, we will be advancing our EmpowerMe personalized beauty and wellness strategy by introducing our body iO smart, connected device system and rolling out our TRMe® weight management line. We will also continue to enhance our Vera and Stela apps with additional capabilities, features and improvements to streamline the overall user experience. In addition, as we continue to expand our affiliate-powered social commerce model, we will focus on stabilizing performance in more challenged regions and leveraging best practices from our markets that are further along in their social commerce transition. Lastly, as we navigate the year ahead, we will continue to be conservative in our guidance and prudent in our cost management while we invest in our future.”

Q4 2022 Year-over-year Operating Results

Revenue:	$522.3 million compared to $673.4 million • (7)% FX impact or $(51) million
Gross Margin:
71.7%  compared to 74.2% or 75.2% excluding restructuring and impairment charges in Q4 2021
•    Impacted by geographic footprint, foreign currency and global inflationary pressures
•    Nu Skin business was 74.9% compared to 77.9%

Selling Expenses:	38.5% compared to 39.1% • Nu Skin business was 40.5% compared to 41.4%
G&A Expenses:	24.4% compared to 24.4%
Operating Margin:	5.3% or 8.8% excluding restructuring and impairment charges, compared to 3.0% or 11.7% excluding restructuring and impairment charges
Other Income / (Expense):	$(3.1) million compared to $(1.9) million
Income Tax Rate:	(134.9)% or (3.7)% excluding restructuring and impairment charges and a recent IRS-approved favorable tax method change, compared to 150.1% or 26.9% excluding restructuring and impairment charges
EPS:	$1.15 or $0.89 excluding restructuring and impairment charges and a tax method change, compared to $(0.18) or $1.11 excluding restructuring and impairment charges

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 3
Stockholder Value

Dividend Payments:	$19.0 million
Stock Repurchases:	$10.0 million • $175.4 million remaining in authorization

Q1 and Full-year 2023 Outlook

Q1 2023 Revenue:	$450 to $490 million; (26) to (19)% • Approximately (6) to (5)% FX impact
Q1 2023 EPS:	$0.17 to $0.27 or $0.25 to $0.35 non-GAAP
2023 Revenue:	$2.03 to $2.18 billion; (9)% to (2)% • Approximately (2) to (1)% FX impact
2023 EPS:	$2.27 to $2.67 or $2.35 to $2.75 non-GAAP

“Our initial 2023 guidance assumes the global macro environment remains challenging in the near-term, improving throughout the year,” said Mark Lawrence, chief financial officer. “Our annual revenue guidance is $2.03 to $2.18 billion, with an approximate 1 to 2 percent foreign currency headwind. We anticipate reported EPS of $2.27 to $2.67 or $2.35 to $2.75 excluding charges associated with a modest amount of 2023 restructuring. For the first quarter, we project revenue of $450 to $490 million, assuming a negative foreign currency impact of approximately 5 to 6 percent, with reported earnings per share of $0.17 to $0.27 or $0.25 to $0.35 when excluding an anticipated first-quarter restructuring and impairment charge of $5 to $10 million.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through March 1, 2023.

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 4
About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. (NYSE: NUS) is a global integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people look, feel and live their best with products that combine the best of science, technology and nature. Backed by more than 35 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in nearly 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro-environment and the company’s performance, growth, shareholder value, financial position, strategies, vision, transformation, initiatives, product pipeline and product introductions, digital and social-commerce tools and initiatives, customers, sales leaders, affiliates, and operational improvements; projections regarding revenue, expenses, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “continue,” “outlook,” “guidance,” “remain,” “become,” “plan,” “potential,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including COVID-19 and related disruptions, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 5
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, gross margin, operating margin, and income tax rate, each excluding restructuring and impairment charges and/or tax method changes, also are non-GAAP financial measures. Restructuring and impairment charges and tax method changes are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of restructuring and impairment charges and tax method changes facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share and other income (expense) calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended December 31, 2022 and 2021 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended December 31,			Constant- Currency
	2022	2021	Change	Change
Nu Skin
Americas	$128,921	$144,000	(10)%	(7)%
Mainland China	73,935	130,708	(43)%	(37)%
Southeast Asia/Pacific	76,606	90,313	(15)%	(8)%
South Korea	60,029	92,528	(35)%	(26)%
Japan	53,877	63,215	(15)%	6%
EMEA	55,337	68,066	(19)%	(9)%
Hong Kong/Taiwan	39,789	47,816	(17)%	(10)%
Nu Skin other	1,525	156	878%	876%
Total Nu Skin	490,019	636,802	(23)%	(15)%
Rhyz Investments
Manufacturing	29,560	36,360	(19)%	(19)%
Rhyz other	2,761	274	908%	908%
Total Rhyz Investments	32,321	36,634	(12)%	(12)%
Total	$522,340	$673,436	(22)%	(15)%

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 6
The following table sets forth revenue for the years ended December 31, 2022 and 2021 for each of our reportable segments (U.S. dollars in thousands):

	Year Ended December 31,			Constant- Currency
	2022	2021	Change	Change
Nu Skin
Americas	$508,537	$547,755	(7)%	(5)%
Mainland China	360,389	568,774	(37)%	(35)%
Southeast Asia/Pacific	344,411	336,651	2%	7%
South Korea	268,707	354,252	(24)%	(15)%
Japan	224,896	266,216	(16)%	—
EMEA	204,275	283,200	(28)%	(19)%
Hong Kong/Taiwan	157,197	162,611	(3)%	1%
Nu Skin other	3,959	3,653	8%	8%
Total Nu Skin	2,072,371	2,523,112	(18)%	(12)%
Rhyz Investments
Manufacturing	149,458	172,120	(13)%	(13)%
Rhyz other	3,830	437	776%	776%
Total Rhyz Investments	153,288	172,557	(11)%	(11)%
Total	$2,225,659	$2,695,669	(17)%	(12)%

The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended December 31, 2022 and 2021:

	Three Months Ended December 31,
Customers	2022	2021	Change
Americas	299,287	336,564	(11)%
Mainland China	202,933	315,418	(36)%
Southeast Asia/Pacific	141,183	169,601	(17)%
South Korea	123,749	146,354	(15)%
Japan	119,152	122,813	(3)%
EMEA	197,917	210,414	(6)%
Hong Kong/Taiwan	62,903	66,395	(5)%
Total	1,147,124	1,367,559	(16)%

	Three Months Ended December 31,
Paid Affiliates	2022	2021	Change
Americas	42,633	49,328	(14)%
Mainland China	23,436	30,546	(23)%
Southeast Asia/Pacific	38,653	44,050	(12)%
South Korea	45,058	52,036	(13)%
Japan	38,021	38,428	(1)%
EMEA	31,869	36,482	(13)%
Hong Kong/Taiwan	17,286	20,155	(14)%
Total	236,956	271,025	(13)%

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 7
	Three Months Ended December 31,
Sales Leaders	2022	2021	Change
Americas	9,594	10,879	(12)%
Mainland China(1)	12,359	18,207	(32)%
Southeast Asia/Pacific	6,999	8,800	(20)%
South Korea	6,094	8,224	(26)%
Japan	5,936	5,864	1%
EMEA	4,740	5,743	(17)%
Hong Kong/Taiwan	3,015	3,666	(18)%
Total	48,737	61,383	(21)%

(1)  The December 31, 2022 number reflects a modified Sales Leader definition, as described in our annual report on form 10-K.

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$522,340	$673,436	$2,225,659	$2,695,669
Cost of sales	147,816	173,775	630,915	675,223
Gross profit	374,524	499,661	1,594,744	2,020,446

Operating expenses:
Selling expenses	201,031	263,265	879,634	1,080,153
General and administrative expenses	127,664	164,206	555,769	654,431
Restructuring and impairment expenses	18,370	51,870	48,494	51,870
Total operating expenses	347,065	479,341	1,483,897	1,786,454

Operating income (loss)	27,459	20,320	110,847	233,992
Other income (expense), net	(3,104)	(1,884)	(21,877)	(1,533)

Income before provision for income taxes	24,355	18,436	88,970	232,459
Provision (benefit) for income taxes	(32,860)	27,666	(15,808)	85,193

Net income (loss)	$57,215	$(9,230)	$104,778	$147,266

Net income (loss) per share:
Basic	$1.16	$(0.19)	$2.10	$2.93
Diluted	$1.15	$(0.18)	$2.07	$2.86

Weighted-average common shares outstanding (000s):
Basic	49,452	49,862	50,002	50,193
Diluted	49,783	50,801	50,525	51,427

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$264,725	$339,593
Current investments	13,784	15,221
Accounts receivable, net	47,360	41,299
Inventories, net	346,183	399,931
Prepaid expenses and other	87,816	76,906
Total current assets	759,868	872,950

Property and equipment, net	444,806	453,674
Operating lease right-of-use assets	98,734	120,973
Goodwill	206,432	206,432
Other intangible assets, net	66,701	76,991
Other assets	244,429	175,460
Total assets	$1,820,970	$1,906,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,963	$49,993
Accrued expenses	280,280	372,201
Current portion of long-term debt	25,000	107,500
Total current liabilities	359,243	529,694

Operating lease liabilities	76,540	88,759
Long-term debt	377,466	268,781
Other liabilities	110,425	106,474
Total liabilities	923,674	993,708

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	613,278	601,703
Treasury stock, at cost – 41.1 million and 40.7 million shares	(1,569,061)	(1,526,860)
Accumulated other comprehensive loss	(86,509)	(73,896)
Retained earnings	1,939,497	1,911,734
Total stockholders' equity	897,296	912,772
Total liabilities and stockholders’ equity	$$1,820,970	$1,906,480

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of Gross Margin Excluding Impact of Restructuring and Impairment to GAAP Gross Margin
(in thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Gross profit	$374,524	$499,661	$1,594,744	$2,020,446
Impact of restructuring and impairment:
Inventory write-off	-	6,656	26,905	6,656
Adjusted gross profit	$374,524	$506,317	$1,621,649	$2,027,102

Gross margin	71.7%	74.2%	71.7%	75.0%
Gross margin, excluding restructuring impact	71.7%	75.2%	72.9%	75.2%

Revenue	$522,340	$673,436	$2,225,659	$2,695,669

NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring and Impairment to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Operating Income	$27,459	$20,320	$110,847	$233,992
Impact of restructuring and impairment:
Restructuring and impairment	18,369	51,870	48,493	51,870
Inventory write-off	-	6,656	26,905	6,656
Adjusted operating income	$45,828	$78,846	$186,245	$292,518

Operating margin	5.3%	3.0%	5.0%	8.7%
Operating margin, excluding restructuring impact	8.8%	11.7%	8.4%	10.9%

Revenue	$522,340	$673,436	$2,225,659	$2,695,669

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Restructuring to GAAP Effective Tax Rate
(in thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Provision (benefit) for income taxes	$(32,860)	$27,666	$(15,808)	$85,193
Impact of restructuring on provision for income taxes	(903)	(6,933)	10,651	(6,933)
Impact of Tax Changes	32,187	-	32,187	-
Provision for income taxes, excluding impact of restructuring	$(1,576)	$20,733	$27,030	$78,260

Income before provision for income taxes	24,355	18,436	88,970	232,459
Impact of restructuring and impairment expense:
Inventory write-off	-	6,656	26,905	6,656
Restructuring and impairment	18,369	51,870	48,493	51,870
Impact of charges associated with our Q4 exit from Grow Tech:
Unrealized investment loss	-	-	9,009	-
Income before provision for income taxes, excluding impact of restructuring	$42,724	$76,962	$173,377	$290,985

Effective tax rate	-134.9%	150.1%	-17.8%	36.6%
Effective tax rate, excluding restructuring impact	-3.7%	26.9%	15.6%	26.9%

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income	$57,215	$(9,230)	$104,778	$147,266
Impact of restructuring and impairment expense:
Restructuring and impairment	18,369	51,870	48,493	51,870
Cost of sales - Restructuring	-	6,656	26,905	6,656
Tax impact	903	6,933	(9,566)	6,933
Impact of charges associated with our Q4 exit from Grow Tech:
Unrealized loss on investment	-	-	9,009	-
Tax impact	-	-	(1,085)	-
Tax impact from method change	(32,187)	-	(32,187)	-
Adjusted net income	$44,300	$56,229	$146,347	$212,725
Diluted earnings per share	$1.15	$(0.18)	$2.07	$2.86
Diluted earnings per share, excluding restructuring impact	$0.89	$1.11	$2.90	$4.14

Weighted-average common shares outstanding (000):	49,783	50,801	50,525	51,427

Nu Skin Enterprises Reports Fourth Quarter and 2022 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
 Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP Earnings Per Share

	Three months ended March 31,		Year ended December 31,
	2023 - Low- end	2023 High- end	2023 - Low- end	2023 High- end
Earnings Per Share	$0.17	$0.27	$2.27	$2.67
Impact of restructuring and impairment expense:
Restructuring and impairment	0.10	0.10	0.10	0.10
Tax impact	(0.02)	(0.02)	(0.02)	(0.02)
Adjusted EPS	$0.25	$0.35	$2.35	$2.75

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CONTACTS:
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Investors: investorrelations@nuskin.com, (801) 345-3577